SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

J. Alexander’s Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of J. Alexander’s Corporation:

     The Annual Meeting of Shareholders of J. Alexander’s Corporation (the “Company”) will be held at the Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 at 10:00 a.m., Nashville time, on Friday, May 27, 2005 for the following purposes:

(1)	To elect six directors to hold office for a term of one year and until their successors have been elected and qualified; and

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on March 21, 2005 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

R. GREGORY LEWIS
Secretary

April 29, 2005

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS
METHOD OF COUNTING VOTES
MISCELLANEOUS
APPENDIX A

J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

May 27, 2005

     The enclosed proxy is solicited by and on behalf of the Board of Directors of J. Alexander’s Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Friday, May 27, 2005, at 10:00 a.m., Nashville time, at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Copies of the proxy, this Proxy Statement and the attached Notice are being mailed to shareholders on or about April 29, 2005.

     Proxies may be solicited by mail, telephone or telegraph. All costs of this solicitation will be borne by the Company. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

     Shares represented by such proxies will be voted in accordance with the choices specified thereon. If no choice is specified, the shares will be voted FOR the election of the director nominees named herein. The Board of Directors does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

     A proxy may be revoked by a shareholder at any time before its exercise by attending the meeting and voting in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date.

     Each share of the Company’s Common Stock, $.05 par value (the “Common Stock”), issued and outstanding on March 21, 2005 (the “Record Date”), will be entitled to one vote on all matters to come before the meeting. As of the Record Date, there were outstanding 6,461,532 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 21, 2005, certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Securities and Exchange Commission (the “Commission”)) of more than five percent of the Common Stock, its only voting security, and with respect to the beneficial ownership of the Common Stock by all directors, each of the executive officers named in the Summary Compensation Table, and all executive officers and directors of the Company as a group (9 persons). Except as otherwise specified, the shares indicated are presently outstanding.

			Percentage of
	Amount of		Outstanding
	Common Stock		Common
Name and Address of Beneficial Owner	Beneficially Owned		Stock (1)
E. Townes Duncan**	1,797,046	(2)	27.8%
3401 West End Avenue, Suite 520
Nashville, TN 37203
Solidus Company	1,747,846	(3)	27.1%
3401 West End Avenue, Suite 520
Nashville, TN 37203
KCM Investment Advisors	846,200	(4)	13.1%
300 Drake’s Landing Road, #190
Greenbrae, CA 94904
Lonnie J. Stout II****	541,895	(5)	7.9%
3401 West End Avenue, Suite 260
Nashville, TN 37203
Dimensional Fund Advisors, Inc.	415,300	(6)	6.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
J. Bradbury Reed**	111,521	(7)	1.7%
R. Gregory Lewis***	107,567	(8)	1.7%
J. Michael Moore***	52,199	(9)	*
Garland G. Fritts**	31,800	(10)	*
Mark A. Parkey***	31,755	(11)	*
Joseph N. Steakley**	1,000		*
Brenda B. Rector**	—		*
All directors and executive officers as a group (9 persons)	2,674,783	(12)	38.4%

*	Less than one percent.
**	Director.
***	Named Officer.
****	Director and Named Officer.

(1)	Pursuant to the rules of the Commission, shares of Common Stock subject to options held by directors and executive officers of the Company which are exercisable within 60 days of March 21, 2005, are deemed outstanding for the purpose of computing such director’s or executive officer’s percentage ownership and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to all shares shown.

(2)	Includes 9,000 shares issuable upon exercise of certain options held by Mr. Duncan, 1,240 shares owned by Mr. Duncan’s wife, 1,040 shares that Mr. Duncan holds as custodian for minor children, 5,760 shares that are held in trusts of which Mr. Duncan’s wife is trustee, and 1,747,846 shares that are beneficially owned by Solidus Company (“Solidus”), a general partnership of which Mr. Duncan is Managing Partner.

(3)	Includes 91,700 shares held by Solidus Partners, L.P., a limited partnership of which Solidus is general partner. Solidus shares voting and dispositive power with respect to its shares with Mr. Duncan, its Managing Partner, whose beneficial ownership in such shares is shown above.

(4)	KCM Investment Advisors (“KCM”) is a registered investment advisor. Information is based solely on a Schedule 13G/A filed with the Commission by KCM on February 20, 2004.

(5)	Includes 360,000 shares issuable upon exercise of certain options held by Mr. Stout and 9,026 Employee Stock Ownership Plan (“ESOP”) shares allocated to Mr. Stout and held by the J. Alexander’s Corporation Employee Stock Ownership Trust (the “Trust”), as to which Mr. Stout has sole voting power and shared dispositive power.

(6)	Dimensional Fund Advisors, Inc. (“DFA”) is a registered investment advisor. Information is based solely on the Schedule 13G/A filed with the Commission by DFA on February 9, 2005.

(7)	Includes 13,000 shares issuable upon exercise of options held by Mr. Reed.

(8)	Includes 56,800 shares issuable upon exercise of certain options held by Mr. Lewis and 7,136 ESOP shares allocated to Mr. Lewis and held by the Trust, as to which Mr. Lewis has sole voting power and shared dispositive power.

(9)	Includes 23,466 shares issuable upon the exercise of certain options held by Mr. Moore and 4,796 ESOP shares allocated to Mr. Moore and held by the Trust, as to which Mr. Moore has sole voting power and shared dispositive power.

(10)	Includes 9,000 shares issuable upon exercise of certain options held by Mr. Fritts.

(11)	Includes 28,666 shares issuable upon the exercise of certain options held by Mr. Parkey and 3,089 ESOP shares allocated to Mr. Parkey and held by the Trust, as to which Mr. Parkey has sole voting power and shared dispositive power.

(12)	Includes 499,932 shares issuable upon exercise of certain options held by the directors and executive officers and 24,047 ESOP shares allocated to the executive officers and held by the Trust, as to which such officers have sole voting power and shared dispositive power.

     Pursuant to a Stock Purchase and Standstill Agreement between Solidus, LLC (predecessor to Solidus) and the Company dated March 22, 1999, Solidus purchased 1,086,266 shares of Common Stock for $3.75 per share, for an aggregate purchase price of $4,073,497.50. In addition, Solidus agreed that (i) for a period of seven years, Solidus and its affiliates would not acquire or hold more than 33% of the Company’s Common Stock; (ii) for a period of seven years, Solidus and its affiliates would not solicit proxies for a vote of the shareholders of the Company; (iii) for a period of seven years, Solidus and its affiliates would not sell the Company’s Common Stock, except to the Company, a person, entity or group approved by the Company or to an affiliate of Solidus; (iv) the above restrictions on Solidus’ ownership and ability to solicit proxies would terminate in the event of certain tender offers or exchange offers, a notice filing with the Department of Justice relating to the acquisition by a third party of more than 15% of the outstanding Common Stock or with the Commission relating to the acquisition by a third party of more than 10% of the outstanding Common Stock, the Company’s proposing or approving a merger or other business combination, or a change to a majority of the Company’s Board of Directors over a two-year period; and (v) Solidus would not exercise rights attributable to the 1,086,266 shares of Common Stock purchased on March 22, 1999, during the Company’s rights offering in 1999.

     In addition to the private sale to Solidus, on June 21, 1999, the Company completed a rights offering wherein shareholders of the Company purchased an additional 240,615 shares of common stock at a price of $3.75 per share, which was the same price per share as stock sold in the private sale.

     In August 2003, Solidus and the Company executed the First Amendment to Stock Purchase and Standstill Agreement (“First Amendment”). Under the terms of the First Amendment, the Company authorized Solidus to pledge the Common Stock of the Company owned by it as collateral security for the payment and performance of Solidus’ obligations under a credit agreement with a bank. In the event that Solidus defaults on its obligations to the bank, and such default results in the need to liquidate the related collateral, the Company has a right of first refusal to purchase the pledged stock.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Six directors are to be elected at the annual meeting for a term of one year and until their successors shall be elected and qualified. Election of directors requires a plurality of the votes cast in such election. It is intended that shares represented by the enclosed proxy will be voted FOR the election of the nominees named in the table set forth below unless a contrary choice is indicated. Each of the nominees, including each independent director, is presently a director of the Company and was nominated by the Board. Management believes that all of the nominees will be available and able to serve as directors, but if for any reason any should not be available or able to serve, it is intended that such shares will be voted for such substitute nominees as may be proposed by the Board of Directors of the Company. Certain information with respect to each of the nominees set forth below.

Name	Background Information
E. Townes Duncan	Mr. Duncan, 51, has been a director of the Company since May 1989. Mr. Duncan has been the Managing Partner of Solidus Company (formerly Solidus, LLC), a private investment firm, since January 1997. Mr. Duncan is also a director of Bright Horizons Family Solutions, Inc., a childcare services company.

Garland G. Fritts	Mr. Fritts, 76, has been a director of the Company since December 1985. Since 1993, Mr. Fritts has been a consultant for Fry Consultants, Inc., a management consulting firm.

Brenda B. Rector	Ms. Rector, 57, has been a director since May 2004. From October 1996 until March 2004, Ms. Rector was the Vice President, Controller and Chief Accounting Officer of Province Healthcare Company, an owner and operator of acute care hospitals in non-urban markets.

J. Bradbury Reed	Mr. Reed, 65, has been a director since May 2000. Mr. Reed is a member in the law firm of Bass, Berry & Sims PLC and has served in various capacities for that firm since 1964. Bass, Berry & Sims PLC has served as the Company’s outside general counsel since the Company’s organization in 1971.

Joseph N. Steakley	Mr. Steakley, 50, has been a director since May 2004. He has served as Senior Vice President - Internal Audit of HCA Inc., an owner and operator of hospitals, since July 1999. From November 1997 to July 1999, Mr. Steakley was Vice President - Internal Audit for HCA Inc.

Lonnie J. Stout II	Mr. Stout, 58, has been a director and President and Chief Executive Officer of the Company since May 1986. Since July 1990, Mr. Stout has also served as Chairman of the Company. From 1982 to May 1984, Mr. Stout was a director of the Company, and served as Executive Vice President and Chief Financial Officer of the Company from October 1981 to May 1984.

CORPORATE GOVERNANCE

General

     The Company believes that good corporate governance is important to ensure that J. Alexander’s Corporation is managed for the long-term benefit of its shareholders. During the past year, the Company has continued to review its corporate governance policies and practices and to compare them to those suggested by various authorities on corporate governance and the practices of other public companies. The Company has also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Commission and the listing standards of the American Stock Exchange (“AMEX”).

     The Company’s Audit Committee charter can be accessed on the Company’s website at www.jalexanders.com and is included as Appendix A hereto.

Director Independence

The Board has determined that each of the following directors and nominees will qualify as an “independent director” within the meaning of the AMEX listing standards.

E. Townes Duncan
Garland G. Fritts
J. Bradbury Reed
Brenda B. Rector
Joseph N. Steakley

Board Member Meetings and Attendance

     The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2004 Annual Meeting of Shareholders.

     Each of the incumbent directors of the Company attended at least 75% of the aggregate of (i) the total number of meetings held during 2004 by the Board of Directors while he or she was a director and (ii) the total number of meetings held during 2004 by all committees of the Board while he or she was a member of such committees.

     The Board of Directors of the Company held six meetings in 2004.

Board Committee Composition

     Audit Committee. The Board of Directors has an Audit Committee. The members of the Audit Committee are currently Joseph N. Steakley (Chair), Garland G. Fritts and Brenda B. Rector, each of whom is “independent” within the meaning of the AMEX listing standards and applicable Commission regulations. In addition, the Board has determined that each of Brenda B. Rector and Joseph N. Steakley is qualified as an “audit committee financial expert” within the meaning of Commission regulations and is “financially sophisticated” within the meaning of the AMEX listing standards. The Audit Committee, which held nine meetings during 2004, meets with the Company’s independent registered public accounting firm to review the Company’s consolidated financial statements. It is the function of this committee to ensure that the Company’s financial statements accurately reflect the Company’s financial position and results of operations.

     Compensation/Stock Option Committee. The Board of Directors has a Compensation/Stock Option Committee (the “Compensation Committee”). The Compensation Committee members are currently Brenda B. Rector (Chair), E. Townes Duncan and Garland G. Fritts. The Compensation Committee is responsible for the periodic review of management’s compensation and administration of the Company’s equity incentive plan. The Compensation Committee held two meetings during 2004. The Board has determined that each member of the Company’s Compensation Committee is “independent” within the meaning of the AMEX listing standards.

     Nominating Committee. The Company’s Board of Directors currently has no standing nominating committee, which the Board of Directors believes is appropriate, given the compact size of the Board. The Board of Directors, including each independent director, participates in the nomination process as described below.

Director Candidates

     Candidates for nomination to the Board of Directors, including those suggested by shareholders in compliance with the Company’s charter, bylaws and applicable law, will be submitted to the Board of Directors with as much biographical information as is available and with a brief statement of the candidates’ qualifications for Board membership.

     While the Board of Directors may consider whatever factors it deems appropriate in its assessment of a candidate for board membership, candidates nominated to serve as directors will, at a minimum, in the judgment of the independent directors:

•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	possess relevant background, skills and abilities, and characteristics that fulfill the needs of the Board at that time;

•	possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership;

•	have the highest ethical character and share the core values of the Company as reflected in the Code of Business Conduct and Ethics;

•	have a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and

•	have the ability and the willingness to devote the necessary time and energy to exercise sound business judgment.

     The Board will preliminarily assess the candidate’s qualifications and suitability. If it is the consensus of the independent directors that a candidate is likely to meet the criteria for Board membership, the Board will advise the candidate of the Board’s preliminary interest and, if the candidate expresses sufficient interest will arrange interviews of the candidate with one or more members of the Board and request such additional information from the candidate as the Board deems appropriate. The independent directors will consider the candidate’s qualifications, the assessment of the individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board at that time, confer and reach a collective assessment as to the qualifications and suitability of the candidate for Board membership.

     If a majority of the independent directors determine that the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with senior management of the Company, both to allow the candidate to obtain further information about the Company and to give management a basis for input to the Board regarding the candidate. On the basis of its assessment, and taking into consideration input from senior management, the Board will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors. Approval by a majority of the independent directors will be required to recommend the candidate’s nomination.

Code of Business Conduct and Ethics

     The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to the members of its Board of Directors and officers, including the Chief Executive Officer and Chief Financial Officer. The Company’s Code of Business Conduct and Ethics may be accessed on its website at www.jalexanders.com or a copy requested by writing to the following address: J. Alexander’s Corporation, Suite 260, 3401 West End Avenue, Nashville Tennessee 37203. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Business Conduct and Ethics on its website.

Communications with Members of the Board

     Shareholders interested in communicating directly with members of the Company’s Board of Directors may do so by writing to Board of Directors, c/o Corporate Secretary, J. Alexander’s Corporation, 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202.

EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term or other compensation during fiscal years 2004, 2003 and 2002 for the Company’s Chief Executive Officer and each of the other executive officers of the Company who were serving as executive officers at January 2, 2005 whose salary and bonus exceeded $100,000 (collectively, the “Named Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
				Other Annual			Securities	All Other
Name and Principal				Compensation		Restricted Stock	Underlying	Compensation
Position	Year	Salary($)	Bonus($)	($)(1)		Awards($)	Options(#)	($)(4)
Lonnie J. Stout II	2004	325,000	60,938	25,395	(2)	—	—	4,614	(5)
Chairman, President,	2003	285,000	35,000	26,095		—	—	4,270
Chief Executive	2002	285,000	71,250	26,507		—	—	3,065
Officer and Director

R. Gregory Lewis	2004	165,000	30,938	17,995	(3)	—	—	4,124	(6)
Vice-President, Chief	2003	157,000	10,000	18,098		—	—	4,037
Financial Officer and	2002	151,750	39,250	17,408		—	—	2,950
Secretary

J. Michael Moore	2004	129,800	24,338	18,514	(3)	—	—	3,455	(7)
Vice-President,	2003	119,800	10,000	18,606		—	5,000	3,243
Human Resources	2002	115,833	29,950	17,674		—	—	2,355
and Administration

Mark A. Parkey	2004	126,000	23,625	17,894	(3)	—	—	3,046	(8)
Vice-President and	2003	117,000	7,500	18,389		—	5,000	3,049
Controller	2002	110,292	29,250	19,866		—	—	2,184

(1)	Includes, to the extent applicable, an automobile allowance, premium cost of medical insurance, cost of a tax preparation service, automobile expense reimbursements taxable to the Named Officer and imputed interest under the 1999 Loan Program taxable to the Named Officer.

(2)	Includes an automobile allowance of $11,076 and $10,280 of imputed interest under the 1999 Loan Program taxable to Mr. Stout.

(3)	Includes an automobile allowance of $10,656.

(4)	The ESOP shares included in this column for 2004 are valued at $7.40 per share, the closing price of the Company’s Common Stock on December 31, 2004.

(5)	Includes the $756 premium cost of term life insurance maintained for the benefit of Mr. Stout, $1,538 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Stout, and 313 ESOP shares allocated to Mr. Stout.

(6)	Includes the $756 premium cost of term life insurance maintained for the benefit of Mr. Lewis, $1,388 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Lewis and 268 ESOP shares allocated to Mr. Lewis.

(7)	Includes the $654 premium cost of term life insurance maintained for the benefit of Mr. Moore, $1,168 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Moore and 221 ESOP shares allocated to Mr. Moore.

(8)	Includes the $635 premium cost of term life insurance maintained for the benefit of Mr. Parkey, $900 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Parkey and 215 ESOP shares allocated to Mr. Parkey.

Option Grants in Last Fiscal Year

     No stock options or stock appreciation rights were granted to the Named Officers in 2004.

Option Exercises and Year-End Value Table

     The following table provides information as to options exercised by the Named Officers during fiscal 2004. None of the Named Officers has held or exercised separate SARs. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of January 2, 2005. Also reported are the values for the “in-the-money” options, which represent the positive spread between the exercise price of any such outstanding stock options and the year-end price of the Common Stock.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options At Fiscal Year End(#)		At Fiscal Year End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Lonnie J. Stout II	—	—	360,000	—	899,800	—
R. Gregory Lewis	—	—	56,800	—	260,600	—
J. Michael Moore	—	—	23,466	3,334	106,098	10,002
Mark A. Parkey	—	—	28,666	3,334	129,498	10,002

(1)	Reflects the value of outstanding options based on the closing price of the Company’s Common Stock on December 31, 2004.

Salary Continuation Agreements

     Since 1978, the Company has entered into salary continuation agreements with eligible employees (the “Salary Continuation Agreements”) which will remain in effect for 2005. The Salary Continuation Agreements generally provide for a retirement benefit of 50% of the employee’s salary on the date of entering into the agreement with adjustments based on certain subsequent salary increases. The retirement benefit is payable over 15 years commencing at age 65. The Salary Continuation Agreements also provide that in the event an employee dies while in the employ of the Company after entering into a Salary Continuation Agreement but before retirement, his or her beneficiaries, for a period of one year, will receive 100% of such employee’s salary at the applicable time set forth in the Salary Continuation Agreement. Thereafter, for a period of 10 years, or until such time as the employee would have attained age 65, whichever period is longer, the beneficiaries will receive 50% of such salary yearly. All officers and certain other key employees of the Company with three full years of service are eligible to enter into a Salary Continuation Agreement. Some of the Salary Continuation Agreement obligations are funded by the Company by the cash value of life insurance policies purchased by the Company and payable to the Company on the death of the employee. The remaining Salary Continuation Agreements are self-funded by the Company. An amount which approximates the cash value of the life insurance policy, or in the cases in which the Company currently self funds the retirement benefit the estimated cash value of the policy which would have been required to fund the retirement benefit, for each employee vests for the benefit of such employee at the rate of 10% per year for each year of service, including the first three years of service required for eligibility to enter into a Salary Continuation Agreement, and is payable to such employee upon termination of service with the Company for any reason other than death or retirement at age 65. Directors of the Company who are not also executive officers or employees are not parties to a Salary Continuation Agreement.

     The annual benefits payable upon retirement at age 65 for each of Messrs. Stout and Lewis are currently $138,750 and $74,000 , respectively. Currently, Mr. Moore would receive $59,900 and Mr. Parkey would receive annual benefits of $63,000 payable upon retirement at age 65. These amounts may be adjusted periodically pursuant to the terms of the Salary Continuation Agreements.

Termination Benefits

     Pursuant to severance benefits agreements with the Company, in the event that Mr. Stout or Mr. Lewis is terminated or resigns after a change in responsibilities, then he will receive an amount equal to 18 months’ compensation. Based on current levels of compensation, such amounts would be $510,000 for Mr. Stout and $257,400 for Mr. Lewis.

Compensation of Directors

     In 2004, the Board increased the monthly fees and attendance fees paid to non-employee directors. Currently each director who is not an employee of the Company receives a monthly fee of $1,250 plus a fee of $1,500 for each attended meeting of the Board or any Committee of which he or she is a member.

     Each director who is not also an employee of the Company is eligible for grants of non-qualified stock options under the 2004 Equity Incentive Plan (the “Equity Incentive Plan”). Generally, directors who are not employees of the Company have been awarded options to purchase 10,000 shares of Common Stock upon joining the Board and options to purchase 1,000 shares of Common Stock for each succeeding year of service, with the exercise price equal to the fair market value of the Common Stock on the date of grant. Pursuant to the terms of the Equity Incentive Plan, no non-employee director is eligible for a grant of incentive stock options under the Equity Incentive Plan.

Compensation Committee Report

     Decisions on compensation of the Company’s executive officers are made by the Compensation Committee of the Company’s Board of Directors. Each member of the Compensation Committee is a non-employee director and is independent as that term is defined in the current rules of the AMEX. It is the responsibility of the Compensation Committee to determine whether in its judgment the Company’s executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its shareholders.

Compensation Philosophy and Policies for Executive Officers

     The Compensation Committee believes that the primary objectives of the Company’s executive compensation policies should be:

•	to attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable size and position in the restaurant industry, while maintaining compensation within levels that are consistent with the Company’s overall financial objectives and operating performance;

•	to provide the appropriate incentives for executive officers to work towards the achievement of the Company’s annual sales, operating and development targets; and

•	to determine if it is appropriate for the Company to provide long-term incentive compensation to its executive officers in the form of stock options or other stock-based awards in order to align the interests of its executive officers more closely with those of its shareholders and the long-term interests of the Company.

     The Compensation Committee believes that the Company’s executive compensation policies should be reviewed each year following the time when the financial results of the prior year become final. The policies are reviewed in light of their consistency with the Company’s financial performance, the success achieved in meeting its sales and operating performance targets, achieving its overall strategic business plan objectives and its position within the restaurant industry. The compensation of individual executive officers is reviewed annually by the Compensation Committee in light of the executive compensation policies established for that year.

     The Compensation Committee sets the base compensation of the executive officers at a level that it believes appropriate considering the overall strategic direction of the Company, its position within the relative segment of the food service industry in which it operates and the overall responsibilities of each executive officer. The Compensation Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the personal contributions the particular individual may make to the success of the corporate enterprise. Such qualitative factors as demonstrated leadership skills, planning initiatives, development and morale building skills, and other such related factors have been deemed to be important qualitative factors to take into account when considering levels of compensation.

Compensation of Executive Officers

     The Compensation Committee believes that the compensation for each of the Named Officers should consist of a base salary, the potential for an annual bonus and long-term stock-based incentive compensation and has applied the policies described herein to fiscal 2004 compensation for executive officers as described below.

     Base Compensation. Base salaries for the Named Officers are at fixed levels generally between the 25th and 75th percentiles of salaries paid to senior managers with comparable qualifications, experience and responsibility at other corporations engaged in the same or similar businesses as the Company. The Compensation Committee subjectively determined, on the basis of discussions with the Chief Executive Officer and its experience in business generally and with the Company specifically, what it viewed to be appropriate levels of base compensation after taking into consideration each executive’s contributions and the level of performance of the Company overall. As a result of this review, increases averaging approximately 10% in the base salaries for the Named Officers for fiscal 2004 were made, with specific increases varying from 5.1% to 14.0%, reflecting the Compensation Committee’s subjective judgment as to individual contributions towards meeting the Company’s overall financial objectives and financial performance. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors which it applied subjectively in reaching its base compensation decisions.

     Annual Incentive Compensation. The principal factors in awarding annual bonuses to the Company’s executive officers for fiscal 2004 were their ability to increase same store sales, improve corporate operating profits or maintain them at the appropriate levels for the sales achieved, and meet the Company’s overall strategic business plan objectives. The Compensation Committee also may consider other factors when awarding annual bonuses, such as the executive’s contribution to concept development, improvement in financial performance and the impact the executive officers have on programs that enhance shareholder value.

     The Compensation Committee generally believes that an annual bonus award in the range of 15% to 50% of the executive officer’s annual base compensation is appropriate in light of the relatively low to moderate base salary levels. During fiscal 2004, bonuses of 18.75% of each executive officer’s annual base compensation were awarded to the executive officers, with specific bonuses ranging from $23,625 to $60,938, reflecting the Compensation Committee’s subjective judgment as to individual contributions to the Company’s 2004 performance.

     Long-Term Incentive Compensation. During the Company’s fiscal year the Compensation Committee considers the advisability of granting the Company’s senior executives long-term incentive compensation in the form of awards under the Company’s stock incentive plan. The Compensation Committee believes that its past grants of stock options have successfully focused the Company’s management team on building profitability and enhancing shareholder value.

     The Company currently has no set policy as to when stock options should be awarded. The Compensation Committee believes that the Company should make it a part of its regular executive compensation policies to consider granting annual awards of stock options to executive officers to provide long-term incentives as part of each executive’s annual compensation package. The Compensation Committee also believes that any grant should be made on terms established at the time of the annual review, and that the exercise price of stock options should be the fair market value of the Company’s Common Stock on the date of grant. Generally, the Compensation Committee’s policy is that stock options should vest gradually over a period of three or more years.

     The Compensation Committee believes that long-term stock-based incentive compensation should be structured so as to more closely align the interests of the executives with those of the Company’s shareholders. The Compensation Committee determines the award of stock option grants to the executive officers and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term stock-based incentive compensation to the other executive officers.

     In 2004, the Compensation Committee approved and recommended to the Board the adoption of the Company’s 2004 Equity Incentive Plan, whereby 370,000 shares of common stock were authorized for issuance pursuant to grants of stock options or restricted stock, stock appreciation rights, and other stock-based awards and up to 762,046 shares that were then subject to awards under the 1994 Plan, when and if such awards are forfeited or terminated without delivery of shares under the 1994 Plan, will become available for grant under the 2004 Equity Incentive Plan. The Plan was approved by the Board, submitted to shareholders for approval and approved by the shareholders on May 28, 2004.

Loan Program

     In 1999, the Company’s Board of Directors established a loan program designed to enable eligible employees to purchase shares of the Company’s common stock. Under the program eligible participants were permitted to borrow an amount equal to the full price of common stock purchased. The program authorized $1 million in loans to employees. The employee loans are payable on December 31, 2006, unless repaid sooner pursuant to terms of the loan program. Pursuant to the terms of the loan program, participants received one share of Common Stock and one share of restricted stock under the Company’s 1994 Employee Stock Incentive Plan for every 20 shares purchased pursuant to the loan program. The restricted stock vests in 20% increments on the second through sixth anniversaries of the date of issuance. The Compensation Committee believes that the loan program, which facilitated employee purchases of Common Stock, more closely aligns employee interests with shareholder interests.

Compensation of Chief Executive Officer

     The Compensation Committee believes that the Chief Executive Officer’s compensation is consistent with its general policies concerning executive compensation and is appropriate in light of the Company’s financial objectives and performance. Awards of long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards. Of the options previously granted to Mr. Stout for the purchase of 360,000 shares of Common Stock, options for 180,000 of those shares were originally granted at an exercise price equal to the market price on the date of grant which exercise price increased 15% annually to amounts specified in an option agreement. The Compensation Committee fixed the exercise price in May 2004 as described below, at the exercise price on the date of the amendment.

     Compliance with Internal Revenue Code Section 162(m).

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), enacted in 1993, generally prohibits public companies from deducting the Chief Executive Officer’s and four other most highly compensated executive officers’ compensation, to the extent such compensation exceeds $1 million for any individual officer. Performance-based compensation is not subject to the deduction limit if certain requirements are met. Since the compensation of each of the Company’s executive officers is significantly less than $1 million, the Company has not addressed the steps that it would take to structure the performance-based portion of the compensation of its executive officers in a manner that would comply with the statute.

Respectfully submitted,

Brenda B. Rector (Chair)
E. Townes Duncan
Garland G. Fritts

Report on Stock Option Amendments

     In 2004, the Company reconsidered the accounting treatment for a stock option awarded to its Chief Executive Officer in 1999. As a result, the option was accounted for as a variable award, thereby requiring that the Company recognize non-cash compensation expense in its previously issued fiscal 2003 financial statements.

     The Company noted that the option has been disclosed in previous annual proxy statements. Provisions of the option called for the exercise price, which was equal to the fair market value of the Company’s Common Stock on the date of the award, to increase by a stated amount on each anniversary date of the award if the option had not yet been exercised. The Company believed at the date of the grant, and had continued to believe after that time, that the option grant would be accorded treatment as a fixed plan award (meaning that no compensation expense would be recognized with respect to that award) because both the number of shares and exercise prices at which the option could be exercised throughout its life were known. Furthermore, the escalating exercise price of this award was less favorable to the Chief Executive Officer than options typically granted to other members of management which require no compensation expense to be recognized.

     The Company decided to review the accounting for the option after the issue was raised by the Company’s new independent registered public accounting firm, KPMG LLP, in connection with its review of the Company’s

2004 first quarter financial statements. Following the 2004 first quarter review, both KPMG LLP and the Company’s former independent registered public accounting firm indicated that the option should be accounted for as a variable award. The Company considered various courses of action with respect to the option grant and on May 25, 2004, the Compensation Committee amended the option to fix the exercise price at $3.94, the then current exercise price of the option.

     As a result, the grant was accounted for as a fixed plan award after that date, and no additional compensation expense will be recognized with respect to this option grant.

10-Year Option/SAR Repricings
		Number of	Market Price of			Length of Original
		Securities	Common Stock at	Exercise Price at		Option Term
		Underlying Options	Time of Amendment	Time of Amendment	New Exercise Price	Remaining
Name	Date	Amended	($)	($)	($)	at Date of Amendment
Lonnie J. Stout II, Chairman, President and Chief Executive Officer	5/25/04	180,000	7.10	3.94	3.94	5 years, 6 months

     The only other adjustment to option exercise prices in the past ten years occurred in 1998, when the Board of Directors approved an exchange of some option grants to employees under the Company’s 1994 Employee Stock Incentive Plan and 1985 Stock Option Plan. All employees other than Lonnie J. Stout II, President and Chief Executive Officer (who asked not to be considered for the exchange offer) were eligible to surrender their outstanding grants in exchange for new grants with a new 3-year vesting period, new exercise prices and, for management employees, reduced number of shares issuable upon exercise. No directors were eligible to participate. The new options were granted at an exercise price of $2.75 per share, the closing sale price of the Common Stock on September 30, 1998 as reported on the New York Stock Exchange. For management employees, including the executive officers listed below, the number of shares of Common Stock that may be purchased when the new options are exercised is 80% of the number of shares issuable under the surrendered options. The new options vested in one-third increments on the first, second and third anniversaries of the date of grant.

     The following table sets forth certain information concerning the exchange.

Ten Year Option Exchange
		Number of	Market Price of	Number of
		Securities	Stock at Time of	Securities
		Underlying New	Exchange	Underlying Old
		Options Issued	(New Exercise Price)	Options Exchanged
Name	Date	(#)(1)	($)	(#)
R Gregory Lewis, Vice President, Chief Financial Officer and Secretary	9/30/98	36,800	2.75	46,000
J. Michael Moore, Vice President, Human Resources and Administration	9/30/98	10,800	2.75	13,500
Mark A. Parkey, Vice President and Controller	9/30/98	16,000	2.75	20,000

(1)	Represents 80% of the number of shares of Common Stock issuable upon exercise of surrendered options.

     The Board believed that permitting the exchange for new options with an exercise price at the then current market price of the Common Stock was in the best interests of the Company and its shareholders. In the view of the Board, the decline in the market price of the Common Stock substantially impaired the effectiveness of the surrendered options as incentives to employees’ performance. It was also determined by the Board that exchanging old options for the new options would renew the incentive for employees of the Company to acquire an equity interest in the Company, which the Board believed better aligns the long-term interests of management with those of the shareholders. Further, the Board believed that the commencement of the new vesting period would provide further incentive to employees to remain with the Company.

Respectfully submitted,

Brenda B. Rector (Chair)
E. Townes Duncan
Garland G. Fritts

Performance Graph

     The following graph compares the five-year cumulative returns of $100 invested on January 2, 2000 in (a) the Company, (b) the CoreData Restaurant Group Industry Index (“CoreData Group Index”), (c) the Standard & Poor’s 500 Index (“S&P 500 Index”), and (d) the American Stock Exchange Market Index (“AMEX Market Index”) assuming the reinvestment of all dividends:

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG J. ALEXANDER’S CORPORATION, COREDATA GROUP
INDEX, AMEX MARKET INDEX AND S&P 500 INDEX

	1/02/00	12/31/00	12/30/01	12/29/02	12/28/03	1/02/05

J. ALEXANDER’S CORP.	100.00	74.02	70.40	86.40	224.00	236.80

COREDATA GROUP INDEX	100.00	95.04	96.38	76.94	105.93	129.37

AMEX MARKET INDEX	100.00	98.77	94.22	90.46	123.12	140.99

S&P 500 INDEX	100.00	90.89	80.09	62.39	80.29	89.02

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three non-employee directors and operates under a written charter. The Restated Audit Committee Charter is posted on the Company’s website at www.jalexanders.com and is also included as Appendix A hereto. The Audit Committee is comprised of Joseph N. Steakley (Chairman), Brenda B. Rector and Garland G. Fritts, each of whom is independent under the rules of the American Stock Exchange and applicable Securities and Exchange Commission regulations. The Board of Directors has determined that each of Joseph N. Steakley and Brenda B. Rector is an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that each of them is “independent” as that term is used in item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act. During 2004, the Audit Committee met nine times.

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s independent registered public accounting firm. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them its independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.

     The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits, the evaluations of the Company’s internal control and the overall quality of financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2005, for filing with the Securities and Exchange Commission.

Respectfully submitted,
Joseph N. Steakley (Chair)
Garland G. Fritts
Brenda B. Rector

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     E. Townes Duncan, a director of the Company, is a minority owner of and manages the investments of Solidus Company, the Company’s largest shareholder. Pursuant to a Stock Purchase and Standstill Agreement between Solidus, LLC (the predecessor to Solidus) and the Company dated March 22, 1999, Solidus purchased 1,086,266 shares of Common Stock for $3.75 per share, for an aggregate purchase price of $4,073,497.50. In addition, Solidus agreed that (i) for a period of seven years, Solidus and its affiliates would not acquire or hold more than 33% of the Company’s Common Stock; (ii) for a period of seven years, Solidus and its affiliates would not solicit proxies for a vote of the shareholders of the Company; (iii) for a period of seven years, Solidus and its affiliates would not sell the Company’s Common Stock, except to the Company, a person, entity or group approved by the Company or to an affiliate of Solidus; (iv) the above restrictions on Solidus’ ownership and ability to solicit proxies would terminate in the event of certain tender offers or exchange offers, a notice filing with the Department of Justice relating to the acquisition by a third party of more than 15% of the outstanding Common Stock or with the Commission relating to the acquisition by a third party of more than 10% of the outstanding Common Stock, the Company’s proposing or approving a merger or other business combination, or a change to a majority of the Company’s Board of Directors over a two-year period; and (v) Solidus would not exercise rights attributable to the 1,086,266 shares of Common Stock purchased on March 22, 1999, during the Company’s rights offering in 1999.

     In August 2003, Solidus and the Company executed the First Amendment to Stock Purchase and Standstill Agreement (“First Amendment”). Under the terms of the First Amendment, the Company authorized Solidus to pledge the Common Stock of the Company owned by it as collateral security for the payment and performance of Solidus’ obligations under a credit agreement with a bank. In the event that Solidus defaults on its obligations to the bank, and such default results in the need to liquidate the related collateral, the bank is required to give the Company written notice of the number of shares it intends to sell and the price at which such shares are to be sold. The Company has the exclusive right within the first 30 days subsequent to receipt of such written notice to purchase all or any portion of the shares subject to sale and, should the Company decline to purchase any of the applicable shares, the bank may sell such shares over the ensuing 50 days on terms no more favorable than the terms stated in the written notice referred to above.

     In 1999, the Company’s Board of Directors established a loan program designed to enable eligible employees to purchase shares of the Company’s Common Stock. Under the terms of the loan program, all full-time employees as well as part-time employees who had at least five years of employment with the Company were eligible to borrow amounts ranging from a minimum of $10,000 to a maximum of 100% of their annual salary. Borrowings in excess of the maximum were allowed upon approval by the Compensation Committee or the officers of the Company, as applicable. The aggregate amount of loans authorized was $1 million.

     Pursuant to the terms of the loan program, participants received one share of bonus Common Stock and one share of restricted stock issued pursuant to the Company’s 1994 Employee Stock Incentive Plan for every 20 shares purchased pursuant to the loan program. The shares of restricted stock vest at a rate of 20% on each of the second through the sixth anniversaries of February 18, 2000.

     The following officers borrowed amounts under the 1999 loan program in excess of $60,000. Mr. Stout borrowed $424,005 to purchase 128,971 shares of Common Stock. He received 6,449 shares of bonus stock and

6,449 shares of restricted stock. Mr. Moore borrowed $76,397 to purchase 23,238 shares. He received 1,162 shares of bonus stock and 1,162 shares of restricted stock. In addition, Mr. Moore received an additional loan in the amount of $1,283. The market price of the Common Stock was $3.625 per share at the time of the award of the shares of the bonus stock and the shares of restricted stock. Currently, Mr. Stout and Mr. Moore owe $373,849 and $57,111, respectively, to the Company.

     All loans made under the loan program bear interest at an annual rate of 3%, payable quarterly, and are due and payable on December 31, 2006, at which time the remaining unpaid principal amount and unpaid interest will become due and payable. In the event a participant receives from the Company bonus compensation, 30% of any such bonus is to be applied to the outstanding principal balance of the loan. Further, a participant’s loan may become due and payable upon termination of a participant’s employment or failure to make any payment when due, as well as under other circumstances set forth in the loan program documents. The interest rate and payment terms are adjusted to terms comparable to market rates and terms in the event a participant sells or pledges the shares purchased pursuant to the loan program (including shares of bonus stock and restricted stock awarded in connection with the program) without the Company’s prior consent.

     Mr. Reed is a member of the law firm of Bass, Berry & Sims PLC. This law firm has served as the Company’s outside legal counsel since the Company’s inception in 1971.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table summarizes information concerning the Company’s equity compensation plans at January 2, 2005:

Number of Shares
Remaining Available
for Future Issuance
	Number of Shares to		Under Equity
	be Issued upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Shares
	Outstanding Options	Outstanding Options	Reflected in First
Plan Category	and Warrants	and Warrants	Column)
Equity compensation plans approved by shareholders	725,527	$4.31	402,000
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	725,527	$4.31	402,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2004 until May 28, 2004, the Compensation Committee of the Board of Directors was composed of E. Townes Duncan and Garland G. Fritts, and after such date is composed of Brenda B. Rector, Chair, E. Townes Duncan and Garland G. Fritts. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors that require disclosure under applicable Commission regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and AMEX. Executive officers, directors and greater than 10% shareholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended January 2, 2005, its executive officers and directors complied with all applicable filing requirements.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     KPMG LLP (“KPMG”) has been appointed to serve as the Company’s independent registered public accounting firm for the year ending January 1, 2006. As reported on a Current Report on Form 8-K filed with the Commission, on April 20, 2004, KPMG was appointed to serve as the Company’s independent registered public accounting firm for the year ended January 2, 2005 and Ernst & Young LLP (“Ernst & Young”) was dismissed as the Company’s independent registered public accounting firm. The decision to change independent registered public accounting firm was made by the Audit Committee. The Audit Committee expressed its satisfaction with the services of Ernst & Young, which had served as the Company’s independent registered public accounting firm since the Company’s inception.

     Ernst & Young’s reports on the Company’s consolidated financial statements for the fiscal years ended December 28, 2003 and December 29, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 28, 2003 and December 29, 2002 and through the date of Ernst & Young’s dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     During the years ended December 28, 2003 and December 29, 2002 and through the date of Ernst & Young’s dismissal, the Company did not consult KPMG regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The Company has been informed that representatives of KPMG plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to shareholders’ questions.

     Audit Fees. The aggregate fees billed to the Company by KPMG during 2004 for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $202,500. The aggregate fees billed to the Company by Ernst & Young during 2003 for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $135,000. In addition, Ernst and Young billed the Company $20,000 in 2004 related to professional services rendered in connection with the reissuance of their report in May 2004 on the Company’s previously issued 2003 annual financial statements and the Company’s change in registered public accounting firm.

     Audit-Related Fees. The aggregate fees billed to the Company by KPMG for professional services related to employee benefit plans totaled $18,000 in 2004. The aggregate fees billed to the Company by Ernst & Young for accounting consultation services, services related to employee benefit plans and the issuance of letters related to liquor permits totaled $29,900 in 2003.

     Tax Fees. No tax-related services were provided to the Company by KPMG in 2004. The aggregate fees billed to the Company by Ernst & Young for professional services rendered for tax return preparation and tax planning were $71,985 in 2003.

     All Other Fees. No other services were provided to the Company by KPMG in 2004. The aggregate fees billed by Ernst & Young for products or services other than those described above totaled $1,500 in 2003.

     All audit related services, tax services and other services for 2003 and 2004 were pre-approved by the Audit Committee, except for de minimis fees approved by our Audit Committee chair and disclosed to and ratified by the Audit Committee pursuant to the Committee’s pre-approval policy for non-audit services. The Audit Committee concluded that the provision of such services by Ernst & Young and KPMG was compatible with the maintenance of each of such firm’s independence in the conduct of its auditing function.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE
PRESENTED AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS

     Any proposal intended to be presented for action at the 2006 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 31, 2005, in order for such proposal to be considered for inclusion in the Company’s Proxy Statement and proxy relating to its 2006 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the Commission’s requirements for inclusion in effect at the time.

     For other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder’s notice must be received by the Secretary of the Company not less than 75 days nor more than 90 days prior to April 29, 2006. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) it includes in the Proxy Statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Directors will be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes for or against any director nominee. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote.

MISCELLANEOUS

     In certain instances, one copy of the Company’s Annual Report or Proxy Statement may be delivered to two or more shareholders who share an address. The Company will deliver promptly upon written or oral request a separate copy of the annual report or Proxy Statement, to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of annual reports or Proxy Statements may request delivery of a single copy.

     Requests should be addressed to:

R. Gregory Lewis
Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
P. O. Box 24300
Nashville, Tennessee 37202
(615) 269-1900

     A copy of the Company’s Annual Report is being mailed to shareholders concurrently with the mailing of this Proxy Statement. It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 2, 2005 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO R. GREGORY LEWIS, SECRETARY, J. ALEXANDER’S CORPORATION, P.O. BOX 24300, NASHVILLE, TENNESSEE 37202.

Date: April 29, 2005

APPENDIX A

J. ALEXANDER’S CORPORATION
RESTATED AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee (the “committee”) of J. Alexander’s Corporation (the “Company”). The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors for any changes. The committee shall be appointed by the board of directors (the “Board”) and shall be comprised of at least three directors, and the committee’s members will meet the independence, experience and other requirements of the American Stock Exchange (“AMEX”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and rules and regulations of the Securities and Exchange Commission (“SEC Rules”).

The Board will appoint annually the members of the committee and shall seek the Board’s determination as to whether the committee has an “audit committee financial expert” as defined by SEC Rules and whether such expert is “independent” from management as defined in Schedule 14A of the SEC Rules. Each member shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, at least one member must have accounting or related financial management expertise as determined by the Board in its business judgment.

Meetings And Procedures

The committee shall meet as often as it determines, but not less frequently than quarterly. The committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor, or any other persons whose presence the committee believes to be necessary or appropriate, to attend a meeting of the committee or to meet with any members of, or advisors to, the committee.

The committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the committee believes to be necessary or appropriate. The committee may also utilize the services of the Company’s regular counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, or performing other audit, review or attest services for the Company; compensation to any advisors employed by the committee; and ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

In discharging its duties and responsibilities, the committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records and personnel of the Company.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, its independent auditor, and management of the Company.

Responsibilities and Processes

The primary responsibility of the committee is to oversee the financial reporting process of the Company and the audits of the financial statements of the Company. Management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those financial statements. The committee recognizes that the Company’s financial management, as well as the independent auditor, have more knowledge and more detailed information regarding the Company and its financial reports than do committee members; consequently, in carrying out its duties and responsibilities, the committee, including any person designated as the audit committee financial expert, is not providing any expert or special assurance as to accuracy or completeness of the Company’s financial statements or any professional certification as to the independent auditor’s work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with generally accepted accounting principles (“GAAP”) and SEC Rules. Furthermore, the committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. In addition, the committee shall make regular reports to the Board and shall prepare the report required by the SEC Rules to be included in the Company’s annual proxy statement.

The following shall be the principal recurring processes of the committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	The committee shall have the sole authority to appoint or replace the independent auditor. The committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the committee.

•	The committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services in accordance with Section 10A(i)(1)(B) of the Exchange Act which are approved by the committee prior to the completion of the audit. Approval by the committee of a non-audit service shall be disclosed in the reports filed by the Company with the SEC or otherwise as required by law and SEC Rules. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular services, the committee is informed of each service provided and such policies and procedures do not include delegation of the committee’s responsibilities under the Exchange Act to the Company’s management. The committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full committee at its next scheduled meeting.

•	The committee shall discuss with the independent auditor the overall scope and plans for its audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditor the adequacy and effectiveness of the accounting and financial controls and the Company’s major financial risk exposures (including the Company’s system to monitor and manage such exposures), and its policies with respect to risk assessment and risk management, including business risk, and legal and ethical compliance programs. Further, the committee shall meet with the independent auditor, with and without management present, to discuss the results of its examinations.

•	The committee shall review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” provided on Form 10-Q and Form 10-K. The review and discussion of the financial statements and the matters covered in the independent auditor’s report, if applicable, shall occur prior to the public release of such financial statements and the review and discussion of the related disclosure, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, shall occur prior to the filing of the Form 10-Q or Form 10-K. The committee shall review and discuss with management and the independent auditor material related party transactions as defined in the Statement of Financial Accounting Standards No. 57 and other accounting and regulatory pronouncements. The committee also shall review and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented. Based on such review and discussion, and based on the disclosures received from, and discussions with, the independent auditor regarding its independence as provided for below, the committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The committee shall review and discuss with the independent auditor prior to the filing of the Annual Report on Form 10-K the report that such auditor is required to make to the committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter and schedule of unadjusted audit differences, if any.

•	The committee shall discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	The committee shall discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. The committee shall also discuss generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies.

•	The committee shall regularly review with the independent auditor any difficulties the independent auditor encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters. In this connection, among the items that the committee may review with the independent auditor are: (A) any unadjusted audit differences; (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued or proposed to be issued by the independent auditor to the Company.

•	The committee shall:

–	evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the audit engagement team, taking into account the opinions of management and present its conclusions to the Board;

–	ensure the rotation of the lead audit partner of the independent auditor and audit engagement team partners as required by SEC Rules and consider whether there should be regular rotation of the audit firm itself;

–	receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or the AMEX Company Guide or the Public Company Accounting Oversight Board;

–	discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor;

–	obtain and review, at least annually, a report by the independent auditor describing the auditing firm’s internal quality control procedures and any material issues raised by its most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues; and

–	establish hiring policies regarding employees and former employees of the Company’s independent auditor.

•	The committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The committee shall receive reports from the principal executive or financial officers of the Company regarding their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting; regarding all significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize or report financial data and whether they have identified for the independent auditor any material weakness in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and regarding whether there were significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting subsequent to the date of their evaluation, including corrective actions with regard to significant deficiencies or material weaknesses.

J. ALEXANDER’S CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANT VOTING INSTRUCTION FORM

     This Voting Instruction Form is tendered to direct SunTrust Bank, Nashville, N.A. (the “Trustee”), as Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan (“ESOP”), as to the manner in which all allocated shares in the ESOP account of the undersigned (the “Voting Shares”) shall be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on Friday, May 27, 2005, at 10:00 a.m., local time, and any adjournments or postponements thereof.

     The undersigned hereby directs the Trustee to vote all Voting Shares of the undersigned as shown below on this Voting Instruction Form at the Annual Meeting.

(1)	Election of Directors:

☐	FOR all of the following nominees (except as indicated to the contrary below):

            T. Duncan, G. Fritts, B. Rector, B. Reed, J. Steakley and L. Stout.

            To withhold authority to vote for any individual nominee, please print name or names below:

☐	WITHHOLD AUTHORITY to vote for all nominees

(2)	In the Trustee’s discretion, the Trustee is entitled to act on any other matter which may properly come before said meeting or any adjournment thereof.

(Continued and to be signed on reverse side)

(Continued from other side)

    IMPORTANT: Please date and sign this Voting Instruction Form and return it to the Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan, SunTrust Bank, Nashville, N.A., P.O. Box 305110, Nashville, Tennessee 37230-9979 by May 23, 2005.

    A stamped and addressed envelope is enclosed for your convenience. Your Voting Instruction Form must be received by the Trustee by May 23, 2005.

    Your shares will be voted by the Trustee in accordance with your instructions. If no choice is specified, your shares will be voted FOR the nominees in the election of directors.

PLEASE SIGN, DATE AND RETURN PROMPTLY

Date:	, 2005

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

If your address has changed, please PRINT your new address on this line.

PROXY
J. ALEXANDER’S CORPORATION

     Proxy solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on Friday, May 27, 2005.

     The undersigned hereby appoints Lonnie J. Stout II and R. Gregory Lewis, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of J. Alexander’s Corporation to be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on Friday, May 27, 2005, at 10:00 a.m., local time, and any adjournments or postponements thereof.

(1)	Election of Directors:

☐	FOR all of the following nominees (except as indicated to the contrary below):

            T. Duncan, G. Fritts, B. Rector, B. Reed, J. Steakley and L. Stout.

            To withhold authority to vote for any individual nominee, please print name or names below:

    ☐ WITHHOLD AUTHORITY to vote for all nominees

(2) In their discretion on any other matter which may properly come before said meeting or any adjournment thereof.

IMPORTANT: Please date and sign this proxy on the reverse side.

     Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors.

PLEASE SIGN HERE AND RETURN PROMPTLY

Date:	, 2005

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

If you have changed your address, please PRINT your new address on this line.